Exhibit 10.14

DOORDASH, INC.

2014 STOCK PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

You (“Recipient”) have been granted Restricted Stock Units (“RSUs”) representing shares of the Common Stock of DoorDash, Inc. (the “Company”) on the following terms:

Name of Recipient:	Tony Xu

Total Number of RSUs Granted:	10,379,000

Date of Grant:	November 23, 2020

Vesting Schedule:

The RSUs will vest (if at all) based upon the achievement of the service-based and performance-based condition set forth in Exhibit A (attached) and the provisions of this RSU Agreement. The actual number of RSUs that vest, if any, may be lower than the Total Number of RSUs Granted set forth above depending on the extent to which the vesting criteria are satisfied.

You will receive a benefit with respect to an RSU only if it vests (the date on which an RSU vests, the “Vesting Date”).

Settlement:	Settlement of RSUs refers to the issuance of a Share once an RSU is vested. If an RSU vests as a result of satisfaction of the vesting requirements as described above, the Company will deliver one Share for such RSU at the time of settlement specified in Section 4 of the Restricted Stock Unit Agreement and Exhibit A.

By signing below or otherwise accepting this award in a manner acceptable to the Company, you and the Company agree that these RSUs are granted under and governed by the terms and conditions of this Notice of Restricted Stock Unit Award, the 2014 Stock Plan (the “Plan”) and the Restricted Stock Unit Agreement. These latter two documents are attached to, and made a part of, this Notice of Restricted Stock Unit Award. Capitalized terms not otherwise defined herein or in the Restricted Stock Unit Agreement will have the meaning set forth in the Plan. You hereby acknowledge that the vesting of the RSUs pursuant to this Notice of Restricted Stock Unit Award is conditioned on the satisfaction of the vesting terms set forth in the “Vesting Schedule” section above. You will have no right with respect to an RSU before its Vesting Date. Section 9 of the Restricted Stock Unit Agreement also includes important acknowledgements.

RECIPIENT:	DOORDASH, INC.

/s/ Tony Xu	/s/ Keith Yandell
Tony Xu	By:	Keith Yandell
	Title:	Chief Business and Legal Officer

Address for Mailing Stock Certificate (only applicable if the Company has certificated shares):

THE RSUs GRANTED PURSUANT TO THE NOTICE OF RESTRICTED STOCK UNIT AWARD AND THIS AGREEMENT AND THE SHARES ISSUABLE THEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

DOORDASH, INC.

2014 STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

SECTION 1. GRANT OF RESTRICTED STOCK UNITS.

(a) Grant. On the terms and conditions set forth in the Notice of Restricted Stock Unit Award and this Agreement, the Company grants to you on the Date of Grant the number of RSUs set forth in the Notice of Restricted Stock Unit Award. Each RSU represents the right to receive one Share on the terms and conditions set forth in this Agreement.

(b) Consideration. No payment is required for the RSUs that have been granted to you.

(c) Nature of Units; No Rights As a Stockholder. Your RSUs are bookkeeping entries and represent only the Company’s unfunded and unsecured promise to issue Shares on a future date under specified conditions. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company. Your RSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until your RSUs are settled pursuant to Section 4.

(d) Stock Plan and Defined Terms. Your RSUs are granted pursuant to the Plan, a copy of which you acknowledge having received. The provisions of the Plan are incorporated into this Agreement by this reference. Certain capitalized terms are defined in Section 10 of this Agreement. Capitalized terms not otherwise defined herein or in the Notice of Restricted Stock Unit Award will have the meanings set forth in the Plan.

SECTION 2. VESTING.

(a) Generally. The RSUs vest in accordance with the vesting schedule set forth in the Notice of Restricted Stock Unit Award. You will receive a benefit with respect to an RSU only if the RSU vests.

(b) Termination of Service. If you fail to satisfy the Service Condition any reason, all unvested RSUs as of the date you first fail to satisfy the Service Condition will automatically terminate and be cancelled.

(c) No Additional Vesting Credit After Termination of Service. In no event will any additional RSUs vest after you fail to satisfy the Service Condition unless expressly provided in a written agreement between you and the Company.

(d) Expiration of RSUs. Upon a termination of one or more RSUs pursuant to this Section 2 or Exhibit A (including upon the Expiration Date), you will have no further right with respect to such RSUs or the Shares previously allocated thereto.

(e) Part-Time Employment and Leaves of Absence. Service will be deemed to continue for any purpose under this Agreement while you are working on a part-time basis or on a bona fide leave of absence approved by the Company in writing. Service will be deemed to terminate when such leave ends, unless you immediately return to active work when such leave ends.

SECTION 3. RESTRICTIONS APPLICABLE TO RSUS.

Except as otherwise provided in or pursuant to this Agreement or the Plan, these RSUs and the rights and privileges conferred hereby will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by you prior to the settlement of the RSUs. However, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Shares to which you were entitled at the time of your death pursuant to this Agreement by delivering a written beneficiary designation to the Company’s headquarters on the prescribed form before your death. If you deliver no such beneficiary designation or if your designated beneficiaries do not survive you, your estate will receive payments in respect of any vested RSUs.

SECTION 4. SETTLEMENT OF RSUS.

(a) Settlement Date. Subject to Exhibit A, upon or following a Vesting Date with respect to a particular RSU, the Company will settle the RSU by delivering one Share for that RSU. Any RSUs that vest hereunder will be settled in accordance with Exhibit A but in all events no later than March 15 of the year following the calendar year that includes the Vesting Date.

(b) Form of Delivery. The form of any delivery of Shares (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.

(c) Legality of Issuance. No Shares will be issued to you upon settlement of these RSUs unless and until the Company has determined that (i) you and the Company have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange or other securities market on which Common Stock is listed has been satisfied; and (iii) any other applicable provision of federal, State or foreign law has been satisfied. The Company will have no liability to issue Shares in respect of the RSUs unless it is able to do so in compliance with applicable law.

SECTION 5. TAXES.

(a) Withholding Taxes. With respect to all applicable federal, State, local and foreign income and employment withholding taxes which arise in connection with the vesting and/or settlement of these RSUs (the “Withholding Taxes”), you expressly consent to the sales of Shares to be delivered under this award to cover your Withholding Taxes, and agree and acknowledge that you may not satisfy your Withholding Taxes by any means other than such sale of Shares, except as otherwise set forth in this Section 5(a). If the Board determines that you cannot satisfy the Withholding Taxes through the default procedure described in the immediately preceding sentence, it may permit you to satisfy the Withholding Taxes by (i) delivering to the Company Shares that you own and that have vested with a fair market value equal to your Withholding Taxes or (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to your Withholding Taxes, which, in either case, will result in the Company remitting the amount that is required under applicable law to the appropriate governmental authorities in cash with the remainder, if any, to be promptly paid to you. The Company may withhold or account for Withholding Taxes, as applicable, by considering applicable minimum statutory withholding rates or other applicable withholding rates, including the maximum applicable rates. You acknowledge that the responsibility for providing the amount necessary to satisfy all Withholding Taxes is yours and may exceed the amount actually withheld by the Company or your Employer.

(b) Section 409A. The settlement of these RSUs is intended to be either exempt from or in compliance with the requirements of Code Section 409A and will be administered and interpreted in a manner that is exempt from or complies with such requirements, in either case, so that this award is not subject to additional tax or interest under Code Section 409A. To the extent that any provision of this Agreement is ambiguous as to its exemption or compliance with Code Section 409A, the provision will be read in such a manner so that all payments hereunder are exempt from or comply with Code Section 409A. In this regard, to the extent necessary to satisfy the requirements under Code Section 409A, any reference to your “termination of employment” or similar terms will mean your “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) (a “Separation”). In addition, if this award constitutes “nonqualified deferred compensation,” is payable upon your Separation, and you are a “specified employee” of the Company or any affiliate thereof within the meaning of Code Section 409A(a)(2)(B)(i) on the day of your Separation, then no such payment will be made prior to the date that is the earlier of (i) six months and one day after your Separation, or (ii) your death, but only to the extent such delay is necessary so that this award is not subject to additional tax or interest under Code Section 409A. Each installment of your RSUs that vests is intended to constitute a separate payment for purposes of Code Section 409A.

SECTION 6. RESTRICTIONS APPLICABLE TO SHARES.

(a) Reserved.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on the stock certificates (or electronic equivalent) or the imposition of stop transfer instructions) and may refuse (or may be required to refuse) to transfer Shares acquired hereunder (or Shares proposed to be transferred in a subsequent transfer) if, in the judgment of the Company’s General Counsel, such restrictions, legends or refusal are necessary or appropriate to achieve compliance with the Securities Act or other relevant securities or other laws, including without limitation under Regulation S of the Securities Act or pursuant to another available exemption from registration. You (or the beneficiary or your personal representative in the event of your death or incapacity, as the case may be) will deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.

(c) Reserved.

(d) Investment Intent at Grant. You represent and agree that the Shares to be acquired upon settlement of these RSUs will be acquired for investment, and not with a view to the sale or distribution thereof.

(e) Investment Intent at Settlement. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, you will represent and agree at the time of issuance that the Shares being acquired upon settlement of these RSUs are being acquired for investment, and not with a view to the sale or distribution thereof, and will make such other representations as are deemed necessary or appropriate by the Company and its counsel, including, at the time of settlement, such representations as required by Regulation S of the Securities Act (if the Company is relying on such exemption).

(f) Rights of the Company. The Company will not be required to transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any Transferee to whom the Shares have been transferred in contravention of this Agreement.

(g) Legends. All certificates evidencing the Shares issued under this Agreement will bear the following legend:

“THE SHARES REPRESENTED HEREBY (AND ANY INTEREST THEREIN) MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE RESTRICTED STOCK UNIT AGREEMENT PURSUANT TO WHICH SUCH SHARES WERE ACQUIRED. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN SUCH RESTRICTED STOCK UNIT AGREEMENT. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH RESTRICTED STOCK UNIT AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates evidencing Shares issued under this Agreement in an unregistered transaction will bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT (INCLUDING WITHOUT LIMITATION IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

(h) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares issued under this Agreement is no longer required, the holder of such certificate will be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(i) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 6 will be conclusive and binding on you and all other persons.

SECTION 7. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 9(a) of the Plan, the terms of these RSUs (including, without limitation, the number and kind of shares subject to these RSUs) will be adjusted as set forth in Section 9(a) of the Plan; provided, however, that any action taken must (a) otherwise be in compliance with the terms of this Agreement and (b) either preserve the exemption of your RSUs from Code Section 409A or comply with Code Section 409A. Any additional RSUs and any new, substituted or additional shares, cash or other property that become subject to this award as a result of any such transaction will be subject to the same conditions and restrictions as applicable to the RSUs to which they relate.

SECTION 8. MISCELLANEOUS PROVISIONS.

(a) No Retention Rights. Nothing in this Agreement or in the Plan will confer upon you the right to remain in Service in any capacity for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining you) or you, which rights are hereby expressly reserved by each, to terminate your Service at any time and for any reason, with or without cause.

(b) Notice. Any notice required by the terms of this Agreement will be given in writing. It will be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation, with shipping charges prepaid or (iv) deposit with any internationally recognized express mail courier service, with shipping charges prepaid. Notice will be addressed to the Company at its principal executive office and to you at the address that you most recently provided to the Company in accordance with this Section 8(b). In addition, to the extent required or permitted pursuant to rules established by the Company from time to time, notices may be delivered electronically.

(c) Modifications and Waivers. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by you and by an authorized officer of the Company (other than you). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(d) Entire Agreement. The Notice of Restricted Stock Unit Award, this Agreement, the Equity Exchange Agreement and the Plan constitute the entire understanding between you and the Company regarding the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e) Choice of Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(g) Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 9. ACKNOWLEDGEMENTS.

In addition to the other terms, conditions and restrictions imposed on your RSUs and the Shares issuable upon settlement of your RSUs pursuant to this Agreement and the Plan, you expressly acknowledge being subject to Section 6 (Restrictions Applicable to Shares), as well as the following provisions:

(a) Tax Consequences. You acknowledge that there will be tax consequences upon vesting and/or settlement of the RSUs and/or disposition of the Shares, if any, received hereunder, and you should consult a tax adviser regarding your tax obligations prior to such event. You acknowledge that the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or acquisition or sale of Shares subject to this award. You are hereby advised to consult with your own personal tax, legal, and financial advisors regarding your participation in the Plan. You further acknowledge that the Company (i) makes no representations or undertakings regarding the tax treatment of the award of RSUs, including, but not limited to the grant, vesting, and/or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such RSUs, and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant of the RSUs to reduce or eliminate your tax liability or achieve any particular tax result. You agree that the Company does not have a duty to design or administer the RSUs, the Plan or its other compensation programs in a manner that minimizes your tax liability. You will not make any claim against the Company or its Board of Directors, officers, or employees related to tax matters arising from this award or your other compensation, except that the Company shall bear all liability, and shall indemnify you from same, for any failure by the Company to timely report and/or withhold and remit taxes required to be reported, withheld, or remitted, as applicable, in respect of the RSUs (including but not limited to the grant, vesting and/or settlement of the RSUs).

(b) Electronic Delivery of Documents. You acknowledge and agree that the Company may, in its sole discretion, deliver all documents relating the Company, the Plan or these RSUs and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission) by email or other means of electronic transmission (including by posting them on a website maintained by the Company or a third party under contract with the Company). You acknowledge that you may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents.

(c) No Acquired Rights. You understand and acknowledge the grant of the RSUs does not in any way create any contractual or other right to receive additional grants of RSUs (or benefits in lieu of RSUs) at any time or in any amount and all determinations with respect to any additional grants, including (without limitation) the times when such additional RSUs will be granted, the number of Shares offered, and the vesting schedule, will be at the sole discretion of the Company.

(d) Termination of Service. You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(e) Extraordinary Compensation. The value of your RSUs and the Shares issuable thereunder will be an extraordinary item of compensation outside the scope of your employment contract, if any, and will not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(f) Authorization to Disclose. You hereby authorize and direct your employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your employer deems necessary or appropriate to facilitate the administration of the Plan.

(g) Personal Data Authorization. You consent to the collection, use and transfer of personal data as described in this Subsection (g). You understand and acknowledge that the Company, your employer and the Company’s other Subsidiaries hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all RSUs or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the Recipients of Data may be located in the United States or elsewhere. You authorize such Recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection (g) by contacting the Company in writing.

(h) Clawback. This award of RSUs and the Shares issuable and issued to you hereunder (including any proceeds, gains or other economic benefit received by you from a subsequent sale of Shares issued upon vesting) will be subject to any compensation recovery or clawback policy implemented by the Company after the date of the Agreement solely to the extent necessary to comply with the requirements of applicable securities laws. For purposes of clarity, any Company security issued to you by the Company in exchange for Shares issued to you hereunder pursuant to the Equity Exchange Agreement will be subject to the terms and conditions of this clause (h).

(i) Equity Exchange Right Agreement. The Shares issued following the vesting and settlement of RSUs under this Agreement will be subject to the Equity Exchange Right Agreement.

SECTION 10. DEFINITIONS.

Capitalized terms used in the Restricted Stock Unit Agreement or Exhibit A will have the meanings prescribed below.

(a) “Agreement” means this Restricted Stock Unit Agreement.

(b) “Board of Directors” means the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c) “Cause” means (i) your conviction of, or plea of “no contest” to, a felony (other than motor vehicle offenses the effect of which do not materially impair your ability to perform his duties to the Company) that the Board of Directors reasonably believes had or will have a material detrimental effect on the Company’s reputation or business, (ii) a willful act by you that constitutes gross misconduct and which is injurious to the Company, (iii) your willful violation of a material Company employment policy (including, without limitation, any insider trading and anti-sexual harassment policies) that the Board of Directors reasonably believes had or will have a material detrimental effect on the Company’s reputation or business. For purposes of this definition, an act or failure to act will be deemed “willful” if effected not in good faith or without reasonable belief that such action or failure to act was in the best interests of the Company. Notwithstanding the foregoing, you will not be deemed to have been terminated for Cause without (A) reasonable notice to you setting forth the reasons for the Company’s intention to terminate for Cause, and (B) an opportunity for you, together with counsel, if any, to be heard before the Board of Directors.

(d) “Change in Control” means the occurrence of any of the following events:

(i) a change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (a) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control and (b) any acquisition of additional stock by the Founders and/or their Permitted Entities (each as defined in the Company’s certificate of incorporation, as amended from time to time (the “COI”)) as a result of a Permitted Transfer (as defined in the COI) or from the Company in a transaction or issuance (including pursuant to equity awards) approved by the Board of Directors, that results in such parties owning more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities. For the avoidance of doubt, increases in the percentage of total voting power owned by the Founders and/or their Permitted Entities resulting solely from a decrease in the number of shares of stock of the Company outstanding will not constitute an acquisition that creates a Change in Control under this subsection (i); or

(ii) If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board of Directors is replaced during any twelve (12) month period with individuals whose appointment or election to the Board of Directors is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 10(d) persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control for purposes of settlement of an RSU hereunder unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company” means DoorDash, Inc., a Delaware corporation.

(g) “Company Stock Price” means the average closing price of a Share as reported on a Securities Exchange for any one-hundred and eighty (180) consecutive calendar days during the Performance Period.

(h) “Company Stock Price Target” means each Company Stock Price set forth in the table in Section 1 of Exhibit A.

(i) “Company Vesting Date” means February 20, May 20, August 20, and November 20 of each calendar year.

(j) “Date of Grant” means the date specified in the Notice of Restricted Stock Unit Award, which date will be the date on which the Board of Directors resolved to grant these RSUs.

(k) “Equity Exchange Agreement” means the Equity Exchange Right Agreement to be entered into by and between you and the Company, as may hereinafter be amended in accordance with its terms.

(l) “Expiration Date” means the earliest to occur of: (i) the date on which all RSUs granted hereunder vest, (ii) the date Recipient ceases to satisfy the Service Condition, (iii) the date that is six months and one day following the Grant Date if the IPO Date has not yet occurred, and (iv) the seventh anniversary of the IPO Date.

(m) “Good Reason” means the occurrence of one or more of the following (through a single action or series of actions), without your written consent, with respect to you (i) a material reduction in combined annual base salary and target incentive cash compensation other than a one-time reduction of 15% or less that is applicable to substantially all other similarly-situated executives;

(ii) a material adverse change in title, authority, responsibilities or duties; or (iii) a material breach by the Company of any material written agreement between you and the Company. For “Good Reason” to be established, you must provide written notice to the Company within 30 days immediately following such events, the Company must fail to remedy such event within 30 days after receipt of such notice, and your resignation must be effective not later than 90 days after the expiration of such cure period.

(n) “Holding Period Condition” means that, with respect to certain Shares following the vesting and settlement of an RSU under this Agreement, such Shares may not be sold, transferred, hypothecated, pledged, or otherwise disposed of before the earlier of (i) the two-year anniversary of the applicable Company Vesting Date such RSUs are settled, (ii) a Change in Control, and (iii) the date your Services terminate for any reason other than either: (A) a termination by the Company for Cause or (B) a resignation by you other than for Good Reason. To enforce the Holding Period Condition, the Company, in its discretion, may take any action it determines reasonable or necessary, including attaching applicable legends on the Shares, or transferring the Shares to an escrow account or captive broker, which, in either case, is selected by the Company, and which conditions will expire once the Holding Period Condition is satisfied in accordance with the preceding sentence. For purposes of clarity, any Company security issued to you by the Company under the Equity Exchange Right Agreement in exchange for such Shares on following the date such Shares were issued to you will be subject to this Holding Period Condition.

(o) “IPO Date” means the first date the Shares are traded on a Securities Exchange.

(p) “Per Share Deal Price” means the total amount of cash consideration and value of any non-cash consideration received or potentially receivable for a Share by holders of Common Stock in connection with the Change in Control. The value of any non-cash consideration will be determined in good faith by the Board of Directors, except that if such non-cash consideration is in the form of publicly traded securities, then the value of such publicly traded securities will be based on the volume weighted average closing trading price of such publicly traded securities over the five (5) trading day period ending three (3) business days prior to the date the Change in Control occurs.

(q) “Performance Period” means the period (i) commencing on the first trading day following the one-and-a-half-year anniversary of the IPO Date and (ii) ending on the Expiration Date.

(r) “Plan” means the DoorDash, Inc. 2014 Stock Plan, as amended from time to time.

(s) “RSUs” means the Restricted Stock Units granted to you by the Company as set forth in the Notice of Restricted Stock Unit Award.

(t) “Securities Exchange” means an established national securities exchange or automated quotation system (e.g., the New York Stock Exchange, The Nasdaq Global Select Market, or The Nasdaq Global Market).

(u) “Service Condition” means your service as Chief Executive Officer of the Company. In the event of any dispute over whether you fail to meet the Service Condition, the Board of Directors will have sole discretion to determine whether such termination has occurred and the effective date of such termination, and such determination will be binding on you, the Company, and the respective successors.

(v) “Transferee” means any person to whom you have directly or indirectly transferred any Shares acquired under this Agreement.

EXHIBIT A

PERFORMANCE MATRIX

Capitalized terms used in this Exhibit A will have the meanings prescribed to them under the Plan or the Restricted Stock Unit Agreement, as applicable, unless otherwise defined herein.

SECTION 1. RSU VESTING SCHEDULE

Subject to Section 2 and 3 below:

An RSU will vest on the first Achievement Date that occurs on or after the date that both of the following conditions are satisfied. Each RSU that vests on an Achievement Date will be settled on the first Company Vesting Date occurring on or after such Achievement Date.

(a) “Service-Based Condition” is satisfied as to any RSU on the Achievement Date on which such RSU becomes an Eligible RSU (as defined in clause (b) immediately below), subject to Recipient satisfying the Service Condition through such date.

(b) “Performance-Based Condition” is satisfied on the applicable Achievement Date during the Performance Period on which an RSU becomes an “Eligible RSU.” On an Achievement Date, a number of RSUs will vest equal to the number of RSUs corresponding to the applicable Company Stock Price Target in the table below (such RSUs, the “Eligible RSUs”).

	Company Stock Price Target*	Number of RSUs*
1.	$187.60	518,950
2.	$226.80	518,950
3.	$265.80	1,037,900
4.	$305.00	1,037,900
5.	$344.00	1,037,900
6.	$383.00	1,556,850
7.	$422.20	1,556,850
8.	$461.20	1,556,850
9.	$501.00	1,556,850

*

The Company Stock Price Targets and Number of RSUs each will be adjusted to reflect any transaction described in Section 9(a) of the Plan. The Board of Directors, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, will make the determination of any such adjustments required in connection with any such event.

“Achievement Date” means the first trading date occurring during the Performance Period in which a Company Stock Price Target is achieved. Once the Company Stock Price Target has been achieved during the Performance Period, such Company Stock Price Target cannot be achieved again. For the avoidance of doubt, more than one Company Stock Price Target may be achieved on a particular date. Except in connection with a Change in Control as set forth in Exhibit A, no partial achievement will occur and no RSUs will become Eligible RSUs for achievement between two Company Stock Price Targets.

Any Shares issued to Recipient following the vesting and settlement of an RSU (after being reduced for any such Shares sold or withheld to cover applicable withholding tax obligations) will be subject to the Holding Period Condition.

For example, assume the Performance Period has begun and the Company Stock Price as of February 14, 2023 is $265.80. February 14, 2023 is an Achievement Date (assuming the Service Condition is satisfied as of that date) with respect to 2,075,800 RSUs (comprising Company Stock Price Targets 1 through 3), and such RSUs will become Eligible RSUs on February 14, 2023. Such Eligible RSUs will vest on such Achievement Date but be settled on the next Company Vesting Date (February 20, 2023) (assuming no Change in Control occurs). The net Shares issued on the settlement of such Eligible RSUs will be subject to the Holding Period Condition, and generally may not be sold until after February 20, 2025.

SECTION 2. SERVICE CONDITION AND FORFEITURE.

For any RSUs under this Agreement to vest, Recipient must have continuously satisfied the Service Condition through the applicable Achievement Date. For purposes of clarity, if Recipient satisfies the Service Condition on an applicable Achievement Date (which is not a Company Vesting Date) but fails to satisfy the Service Condition on the first Company Vesting Date occurring after such Achievement Date, any RSUs that vested on such Achievement Date will be settled on such Company Vesting Date.

On the Expiration Date, any RSUs subject covered by this Agreement that have not vested immediately will be forfeited and returned to the Company, and Recipient will have no further rights with respect to such RSUs or the underlying Shares.

SECTION 3. CHANGE IN CONTROL.

With respect to any RSUs that remain outstanding and unvested as of immediately prior to the consummation of such Change Control, the following rules will apply.

(a) Immediately prior to such Change in Control, rather than applying the definition of “Company Stock Price” in Section 10 of the Restricted Stock Unit Agreement, “Company Stock Price” instead will mean the Per Share Deal Price.

(b) After determining the “Company Stock Price” under Section 3(a) of this Exhibit A, the same rules under the chart under Section 3 of this Exhibit A apply in determining whether any additional “Company Stock Price Targets” are achieved and additional RSUs will become Eligible RSUs; provided, however, that if Company Stock Price as determined under Section 3(a) of this Exhibit A is greater than $187.60 (as adjusted pursuant to Section 9(a) of the Plan) but falls between two Company Stock Price Targets set forth in the table under Section 1 of this Exhibit A, the Eligible RSUs will be determined based on a linear interpolation using the Company Stock Price Target in the table that is greater than but closest to the Company Stock Price determined under Section 3(a) of this Exhibit A (such price the “Higher Price”) and the amount in the table that is less than but closest to the actual Company Stock Price determined under Section 3(a) of this Exhibit A (such price, the “Lower Price”), with such number rounded to the nearest Share (such number, the “Incremental Eligible RSUs”). For the avoidance of doubt, if, prior to the Change in Control, an RSU already became an Eligible RSU based on the achievement of a Company Stock Price Target occurring as of the Achievement Date corresponding to such achievement, such RSUs will not again become Eligible RSUs with respect to that Company Stock Price Target achievement, but such RSUs, to the extent they have not yet been settled, will be settled immediately prior to the Change in Control subject to Recipient satisfying the Service Condition through such time.

(c) If, after applying the rules in Sections 3(a) and 3(b) of this Exhibit A, additional number of RSUs will become Eligible RSUs, then

(i) the Achievement Date will be the date immediately prior to the Change in Control subject to Recipient satisfying the Service Condition; and

(ii) the number of additional RSUs that will become Eligible RSUs will equal the sum of: (A) all RSUs (as determined under the table in Section 3 of this Exhibit A) corresponding to the Company Stock Price achievement(s) in connection with the Change in Control that have not yet become Eligible RSUs plus (B) the Incremental Eligible RSUs (if any) (such sum, the “Acquisition Eligible RSUs”). Unless otherwise determined by the Board of Directors, any remaining RSUs that have not become Eligible RSUs immediately will be forfeited and Recipient will have no further rights with respect to such Shares; and

(iii) any Acquisition Eligible RSUs vest on the date immediately prior to the Change in Control, and all Eligible RSUs that have not yet been settled will be settled immediately prior to the Change in Control.

For example, assume the Performance Period has begun and there is a Change in Control on July 1, 2023 for a Per Share Deal Price of $360.00. Prior to the Change in Control, Company Stock Price Target 1 already was achieved, and such RSUs became Eligible RSUs and vested and settled. Due to the Change in Control, the Company Stock Price is equal to the Per Share Deal Price ($360.00) and results in Acquisition Eligible RSUs of 4,883,455 equal to the sum of:

•	3,632,650 RSUs (representing the RSUs corresponding to Company Stock Price Targets 2 through 5), plus

•	1,250,805 RSUs (representing 100% of the Incremental Eligible RSUs (determined based on linear interpolation between Company Stock Price Targets 5 and 6)).

As a result, on the date immediately prior to the Change in Control, an additional 4,883,455 RSUs of the Total Number of RSUs set forth in the Notice of Grant will become Eligible RSUs and will vest and settle as of such time.